EXHIBIT (j)(2)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors of
First American Insurance Portfolios, Inc.:


We consent to use of our report dated February 23, 2001 for the Corporate Bond Portfolio (as successor to the Ohio National Fund, Inc. - Strategic Income Portfolio) incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian; Counsel; Auditors" in the Statement of Additional Information included herein.




KPMG LLP
Columbus, Ohio
October 19, 2001